Exhibit 99.1

Mechanical Technology Announces $16.3 Million Convertible Note Financing

ALBANY, N.Y., October 21, 2021 – Mechanical Technology, Incorporated (“MTI” or the “Company”), (NASDAQ: MKTY), the parent company of EcoChain, Inc. ("EcoChain"), a cryptocurrency mining business powered by renewable energy, and MTI Instruments, Inc. ("MTI Instruments"), a test and measurement instruments and systems business, today announced that it has entered into a securities purchase agreement to sell $16.3 million of convertible notes to certain accredited investors.

The notes will be convertible into shares of Mechanical Technology common stock at a price of $9.18 per share, which was based on a discount to the 5-day VWAP at October 20, 2021. The notes have an 8% original issue discount. Each purchaser of the convertible notes will also receive a warrant to purchase 100% of the number of shares of Mechanical Technology common stock into which such purchaser’s note is initially convertible. One third of the warrants will have an exercise price of $12.50 per share, one third will have an exercise price of $15.00 per share and one third will have an exercise price of $18.00 per share. After taking into account an original issue discount and other transaction fees, the Company expects to receive approximately $15 million of net cash proceeds prior to offering expenses, which will be used to fund general corporate and working capital purposes.

Michael Toporek, CEO of MTI stated, “We are very pleased to partner with these investors as a critical component to financing our growth initiatives. This financing allows us to buy the electrical infrastructure for our pipeline and move Anaconda and Python to chips that will allow us to raise our hash rate deployed. We expect our current facilities to hit about 1 Exahash by Q1 next year. As we build out 100MW to 150MW of our pipeline, we will steadily add about 3 Exahash next year and will be managing 4 Exhash in total. Our new capacity should have power cost of 2.3 cents per kwh and be powered by renewable energy.”

Please view an accompanying presentation at

https://www.mechtech.com/mti-announces-convertible-note

The closing of the purchase and sale of the notes is expected to occur within 3 business days, subject to customary closing conditions, including standard approvals.

Univest Securities, LLC acted as the sole placement agent for this offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MTI

MTI is the parent company of MTI Instruments, Inc. and EcoChain, Inc. Through EcoChain, MTI develops cryptocurrency mining facilities powered by renewable energy that integrate with the blockchain network. Through MTI Instruments, MTI is engaged in the design, manufacture and sale of test and measurement instruments and systems that use a comprehensive array of technologies to solve complex, real-world applications in numerous industries. Those include manufacturing, electronics, semiconductor, solar, commercial and military aviation, automotive and data storage. For more information about MTI, please visit https://www.mechtech.com.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Actual results could differ materially from those expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to: (1) those risk factors set forth in the Company's Registration Statement on Form S-1 (File No. 333-257300), as amended; and (2) other risks and uncertainties that may be detailed from time to time in MTI’s reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements.

Contact Information:

Lisa Brennan
lbrennan@mtiinstruments.com

Investor Relations:

Kirin Smith, President
PCG Advisory, Inc.
Ksmith@pcgadvisory.com